Exhibit 99.01

CONTACTS:

For Media Inquiries:	For Investor Inquiries:

Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: (408) 541 4191

Fax: (408) 541 4192

CEPHEID REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Test Menu Expansion Drives Full Year Clinical Business Growth of 28%

SUNNYVALE, California, January 28, 2010 – Cepheid (Nasdaq: CPHD) today reported revenue for the fourth quarter of 2009 of $49.2 million. Net loss was $4.3 million, or $(0.07) per share, which compares to revenue of $37.8 million and a net loss of $6.0 million, or $(0.10) per share, in the fourth quarter of fiscal 2008. Excluding amortization of purchased intangible assets and stock compensation expenses, non-GAAP net income for the fourth quarter of fiscal 2009 was $0.3 million, or $0.01 per share. This compares to a non-GAAP net loss of $2.5 million, or $(0.04) per share, in the fourth quarter of fiscal 2008.

Fiscal 2009 Overview

For the full fiscal year ended December 31, 2009, Cepheid reported revenue of $170.6 million. Net loss for the full year was $22.5 million, or $(0.39) per share, which compares to a net loss of $22.4 million, or $(0.39) per share in 2008. Excluding amortization of purchased intangible assets and stock compensation expenses, non-GAAP net loss for the full year was $5.0 million, or $(0.09) per share. This compares to a non-GAAP net loss of $7.1 million, or $(0.13) per share, for the full year 2008.

“Increasing recognition of the accuracy and ease of use of our GeneXpert® System, coupled with one of the broadest menus of rapid molecular tests available on the market, resulted in year-over-year growth of 28% in our Clinical business,” said John Bishop, Cepheid’s Chief Executive Officer. “During 2010, we expect our Clinical business will continue to grow rapidly, as we build on our leadership position in molecular diagnostic testing for Healthcare Associated Infections and further extend our women’s health test menu and our menu for other critical infectious diseases.”

Operational Overview

•

Fourth quarter of fiscal 2009 Clinical sales of $35.6 million grew 46% from $24.4 million in the fourth quarter of 2008, and total fourth quarter of fiscal 2009 product sales of $48.2 million grew 34% from the same quarter a year ago. For the full year 2009, total product sales of $165.2 million compared to $159.4 million reported for the full year 2008. By industry, product sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2009	2008	Change	2009	2008	Change
Clinical Systems	$10.0	$7.8	28%	$26.2	$32.1	-18%
Clinical Reagents	25.6	16.6	54%	89.7	58.2	54%

Total Clinical	35.6	24.4	46%	115.9	90.3	28%
Industrial	6.1	3.9	58%	19.2	15.4	24%
Biothreat	5.1	5.2	-2%	24.8	35.8	-31%
Partner	1.4	2.6	-46%	5.3	17.9	-70%

Total Product Sales	$48.2	$36.1	34%	$165.2	$159.4	4%

•	By geography, product sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2009	2008	Change	2009	2008	Change
North America
Clinical	$27.1	$19.0	43%	$88.6	$70.2	26%
Other	9.1	9.3	-3%	40.2	55.1	-27%

Total North America	36.2	28.3	28%	128.8	125.3	3%

International
Clinical	8.5	5.5	55%	27.4	20.0	37%
Other	3.5	2.3	54%	9.0	14.1	-36%

Total International	12.0	7.8	54%	36.4	34.1	7%

Total Product Sales	$48.2	$36.1	34%	$165.2	$159.4	4%

•

During the fourth quarter of fiscal 2009, Cepheid placed a total of 134 GeneXpert systems and 796 modules. For the full year 2009, 428 GeneXpert systems and 2,446 modules were installed. As of December 31, 2009, a cumulative total of 1,375 GeneXpert systems and 7,553 modules have been placed worldwide.

•	Cash, cash equivalents, restricted cash and investments, net of the debt associated with our Auction Rate Securities, were $46.1 million as of December 31, 2009.

•	DSO improved to 43 days, ahead of the Company’s target range.

Business Outlook

For the fiscal year ending December 31, 2010, the Company expects:

•	Total revenue to be in the range of $195 to $205 million;

•	Net loss in the range of $(0.35) to $(0.27) per share;

•	Non-GAAP net income ranging from a loss of $(0.05) to net income of $0.02 per share.

Expected non-GAAP net income/loss excludes approximately $16.5 million related to stock compensation expense and approximately $1.5 million related to the amortization of acquired intangibles.

Accessing Cepheid’s Fourth Quarter and Full Year 2009 Results Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, January 28, 2010 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants and investors may also listen to the live teleconference call by dialing 800-299-9086 (domestic) or 617-786-2903 (international), and entering participant code 23247524. A replay will be available for seven days beginning at about 4 p.m. Pacific Time. Access numbers for this replay are 888-286-8010 (domestic) and 617-801-6888 (international), with passcode 33489639.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. The company’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market. See www.cepheid.com for more information.

Use of Non-GAAP Measures

The company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets and restructuring charges. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the company’s cash requirements and additional insight into the underlying operating results and the company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the company does not believe are reflective of ongoing operating results. Further, as the company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of purchased intangible assets. The company incurs amortization of purchased intangible assets in connection with acquisitions. The company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the company’s prior acquisitions and have no direct correlation to the operation of the company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth particularly in the clinical market, product pipeline, demand for certain products, future revenues and future net loss. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for Healthcare Associated Infections (HAIs); the company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; the impact of competitive products and pricing; the company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide, including the uncertain impact of the significant global economic downturn on our business, and that of our customers, potential customers and business partners. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
System sales	$15,545	$11,058	$42,993	$51,766
Reagent and disposable sales	32,694	25,059	122,192	107,617

Total product sales	48,239	36,117	165,185	159,383
Other revenues	965	1,712	5,442	10,244

Total revenues	49,204	37,829	170,627	169,627

Costs and operating expenses:
Cost of product sales	27,837	19,729	95,542	89,714
Collaboration profit sharing	1,653	2,119	8,200	11,089
Research and development	9,916	10,837	39,313	43,310
Sales and marketing	8,387	7,511	29,156	29,757
General and administrative	5,446	5,079	21,278	20,861
Gain from legal settlement	—	(1,454)	(243)	(1,454)
Restructuring charge	—	—	747	—

Total costs and operating expenses	53,239	43,821	193,993	193,277

Loss from operations	(4,035)	(5,992)	(23,366)	(23,650)
Other income (expense), net	(223)	(215)	424	352

Loss before income tax benefit (expense)	(4,258)	(6,207)	(22,942)	(23,298)
Income tax benefit (expense)	(24)	161	440	911

Net loss	$(4,282)	$(6,046)	$(22,502)	$(22,387)

Basic and diluted net loss per share	$(0.07)	$(0.10)	$(0.39)	$(0.39)

Shares used in computing basic and diluted net loss per share	58,596	57,648	58,206	57,101

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$35,786	$23,478
Restricted cash	—	1,500
Short-term investments	24,931	—
Accounts receivable, net	23,014	18,952
Inventory	38,015	33,498
Prepaid expenses and other current assets	2,421	4,636

Total current assets	124,167	82,064
Property and equipment, net	24,021	24,109
Investments	—	24,539
Other non-current assets	495	920
Intangible assets	30,817	33,791
Goodwill	18,626	18,556

Total assets	$198,126	$183,979

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,242	$13,163
Accrued compensation	8,869	7,919
Accrued royalties	12,929	7,951
Accrued collaboration profit sharing	826	2,023
Accrued other liabilities	1,800	1,324
Current portion of deferred revenue	2,923	2,834
Current portion of note payable	108	—
Bank borrowing	14,618	14,639

Total current liabilities	63,315	49,853
Long-term portion of deferred revenue	2,279	1,753
Note payable, less current portion	732	—
Other liabilities	4,234	3,549

Total liabilities	70,560	55,155

Shareholders’ equity:
Common stock	273,052	266,991
Additional paid-in capital	56,408	41,619
Accumulated other comprehensive income (loss)	371	(23)
Accumulated deficit	(202,265)	(179,763)

Total shareholders’ equity	127,566	128,824

Total liabilities and shareholders’ equity	$198,126	$183,979

CEPHEID

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(22,502)	$(22,387)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,808	7,632
Amortization of intangible assets	6,823	5,749
Amortization of prepaid compensation expense	147	252
Stock-based compensation related to employees and consulting services rendered	15,215	14,064
Unrealized gain (loss) on auction rate securities	(6,734)	9,899
Unrealized gain (loss) on put option	6,143	(9,438)
Deferred rent	(26)	231
Changes in operating assets and liabilities:
Accounts receivable	(4,062)	2,495
Inventory	(4,937)	(8,580)
Prepaid expenses and other current assets	2,059	(2,520)
Other non-current assets	425	(676)
Accounts payable and other current liabilities	10,753	1,106
Accrued compensation	949	(663)
Deferred revenue	615	(1,771)

Net cash provided by (used in) operating activities	13,676	(4,607)

Cash flows from investing activities:
Capital expenditures	(8,575)	(14,936)
Acquisition of leasehold improvements	—	327
Payments for technology licenses	(1,500)	(418)
Cost of acquisition, net	(148)	(1,884)
Proceeds from sales and maturities of marketable securities and short-term investments	200	2,550
Proceeds from the sale of fixed assets	20	125
Transfer to unrestricted cash	1,500	(983)

Net cash used in investing activities	(8,503)	(15,219)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	6,061	12,183
Proceeds from bank borrowing	20	14,700
Proceeds from note payable	849	—
Principal payments of bank borrowing	(40)	(61)
Principal payments of notes payable	(9)	(4)

Net cash provided by financing activities	6,881	26,818

Effect of exchange rate change on cash	254	10

Net increase in cash and cash equivalents	12,308	7,002
Cash and cash equivalents at beginning of period	23,478	16,476

Cash and cash equivalents at end of period	$35,786	$23,478

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Cost of product sales	$27,837	$19,729	$95,542	$89,714
Stock compensation expense	(682)	—	(2,411)	(1,016)
Amortization of purchased intangible assets	(324)	(240)	(1,296)	(963)

Non-GAAP measure of cost of product sales	$26,831	$19,489	$91,835	$87,735

Gross margin on product sales per GAAP	42%	45%	42%	44%
Gross margin on product sales per non-GAAP	44%	46%	44%	45%

Operating expenses	$23,749	$23,427	$89,747	$93,928
Stock compensation expense	(3,502)	(3,226)	(12,679)	(13,047)
Amortization of purchased intangible assets	(83)	(88)	(332)	(222)

Non-GAAP measure of operating expenses	$20,164	$20,113	$76,736	$80,659

Income (loss) from operations	$(4,035)	$(5,992)	$(23,366)	$(23,650)
Restructuring charge	—	—	747	—
Stock compensation expense	4,184	3,226	15,090	14,063
Amortization of purchased intangible assets	407	328	1,628	1,185

Non-GAAP measure of income (loss) from operations	$556	$(2,438)	$(5,901)	$(8,402)

Net income (loss)	$(4,282)	$(6,046)	$(22,502)	$(22,387)
Restructuring charge	—	—	747	—
Stock compensation expense	4,184	3,226	15,090	14,063
Amortization of purchased intangible assets	407	328	1,628	1,185

Non-GAAP measure of net income (loss)	$309	$(2,492)	$(5,037)	$(7,139)

Basic net income (loss) per share	$(0.07)	$(0.10)	$(0.39)	$(0.39)
Restructuring charge	—	—	0.01	—
Stock compensation expense	0.07	0.06	0.26	0.25
Amortization of purchased intangible assets	0.01	—	0.03	0.01

Non-GAAP measure of net income (loss)	$0.01	$(0.04)	$(0.09)	$(0.13)

Diluted net income (loss) per share	$(0.07)	$(0.10)	$(0.39)	$(0.39)
Restructuring charge	—	—	0.01	—
Stock compensation expense	0.07	0.06	0.26	0.25
Amortization of purchased intangible assets	0.01	—	0.03	0.01

Non-GAAP measure of net income (loss)	$0.01	$(0.04)	$(0.09)	$(0.13)

Shares used in computing basic net income (loss) per share	58,596	57,648	58,206	57,101
Incremental shares from the assumed conversion of dilutive stock options	2,758	—	—	—

Shares used in computing diluted net income (loss) per share	61,354	57,648	58,206	57,101

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